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                                                                  EXHIBIT 10.13


                         Senior Note due January 1, 2001


                                                          Sacramento, California
                                                               December 28, 1995

             FINANCIAL PACIFIC INSURANCE GROUP, INC. (the "Corporation"), a Delaware corporation, for value received, hereby promises to pay to ________ ___________________________ or registered assigns, the principal amount of $1,500,000.00 on January 1, 2001 with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 12% per annum from the date hereof, payable semi-annually on each July 1 and January 1 after the date hereof, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) on any overdue interest, at the rate of 14% per annum until paid, payable semi-annually as aforesaid or, at the option of the registered holder hereof, on demand. Payments of principal and interest on this Note shall be made in lawful money of the United States of America as provided in the Schedule of Purchasers to the Note and Warrant Purchase Agreement referred to below.

             This Note is one of the Corporation's Senior Notes due January 1, 2001, originally issued in the aggregate principal amount of $5,000,000 pursuant to the Note and Warrant Purchase Agreement (the "Note and Warrant Purchase Agreement"), dated as of December 28, 1995, among the Corporation and each of the Purchasers listed therein. The registered holder of this Note is entitled to the benefits of such Note and Warrant Purchase Agreement and may enforce the agreements of the Corporation contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

             This Note is a registered Note and, as provided in such Note and Warrant Purchase Agreement, is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing. The Corporation may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

             This Note is subject to prepayment, in whole or in part, in certain cases, all as specified in such Note and Warrant Purchase Agreement.

             In case an Event of Default (as defined in the Note and warrant Purchase Agreement) shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and



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become due and payable in the manner and with the effect provided in such Note and Warrant Purchase Agreement.

             THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                                   FINANCIAL PACIFIC INSURANCE GROUP, INC.


                                   By
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                                     Title:



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